Exhibit 99.1

Western Caucus Congressional Delegation Visits the Estelle Gold and Critical Minerals Project

Anchorage, Alaska, August 25, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to report that its Alaska Range Resources subsidiary hosted a Congressional delegation brought by the Western Caucus Foundation to see the Company’s Estelle Gold and Critical Minerals Project (“Estelle” or the “Project”) in Alaska’s West Susitna Mineral District on August 24, 2026.

Highlights

●	The visit reflects continued federal interest in Estelle, which combines one of the world’s largest undeveloped gold deposits with a rapidly advancing U.S. antimony supply chain initiative.

●	The Congressional delegation included staff members of Alaska’s Senators and Representative and the Congressional committees overseeing the Department of Energy and other Cabinet Agencies called by President Trump to invest in Alaska’s critical mineral resources.

●	The visiting delegation included:

○	Celeste Maloy (Representative for Utah’s 2nd District, Chair of the Congressional Western Caucus, Vice Chair of House Appropriates Subcommittee on Interior Environment, and Related Agencies, member of Appropriations Subcommittee on Energy and Water Development and Related Agencies, and member of the House Committee on Natural Resources)

○	Brian Babin (Representative for Texas’ 36th District, Chair of the House Committee on Science, Space, and Technology, member of the House on Transportation and Infrastructure, Subcommittee on Water Resources and Environment)

○	Jeff Hurd (Representative for Colorado’s 3rd District, member of the House Committee on Natural Resources, Chairman of the Subcommittee on Indian and Insular Affairs, member of the Transportation and Infrastructure Committee, and member of the Science, Space, and Technology Committee)

○	Pete Stauber (Representative for Minnesota’s 8th District, Chair of the Energy & Mineral Resources Subcommittee of the Committee on Natural Resources, member of the House Committee on Transportation and Infrastructure, member of the House Committee on Small Business, Subcommittee on Rural Development, Energy and Supply Chains)

○	Joseph Cavatoni (Head of U.S. Public Policy at the World Gold Council)

●	The visitors saw first-hand the developments funded by the Department of War’s US$43.4 million Defense Production Act Title III award to accelerate a fully secure, vertically integrated U.S. domestic supply chain for antimony in Alaska.

●	The Estelle antimony deposits and pilot scale antimony processing facility at Port MacKenzie, both funded by the award, remain on track for first antimony production in 2027.

The visit began with an aerial overview of key infrastructure and project locations, including the site of Nova’s pilot scale antimony processing facility and Port Mackenzie (the planned downstream commercial-size antimony refinery site) and the proposed transportation infrastructure, including the West Susitna Access Road alignment, connecting the mining project, Port Mackenzie, and the Skwentna community. The delegation also viewed significant regional energy infrastructure, including the Cook Inlet gas field, the power station at Beluga, and the proposed Donlin Gold gas and Alaska LNG pipeline routes, all of which provide energy options for Alaskan development like Nova’s project.

At Estelle, the delegation received an overview of the Company’s development projects before taking a helicopter tour of the Project area. The tour included an aerial view of drilling activities at the Stibium antimony prospect, before continuing across the broader project area, including a visit to the high-grade Styx antimony prospect, and the high-grade RPM gold deposit.

The visit highlights growing federal interest in projects that can strengthen U.S. resource security. Estelle hosts one of the world’s largest undeveloped gold deposits and is critical in helping the United States advance towards a secure, domestic antimony supply chain. The visit follows a series of President Trump’s Executive Orders aimed at securing America’s defense supply chains, particularly for critical minerals, and opening Alaska’s vast energy and mineral resources. The work of the administration and Congress has reinforced the strategic importance of integrated U.S.-based critical minerals projects such as Estelle.

Nova CEO, Mr Christopher Gerteisen, commented:

“Hosting members of the U.S. House and Senate, particularly Alaska’s Congressional delegation and the Western Caucus, at Estelle provided an opportunity to demonstrate both the scale of the Project and the progress made to advance its development

As we move toward antimony production in 2027 and continued advancement of the Estelle gold project, we appreciate the ongoing engagement of policymakers who recognize the importance of strengthening America’s resource and manufacturing base.”

Figure 1. Includes Shawn Rusterholz, Deputy Chief of Staff for Rep. Pete Stauber, Hans Hoffman, Nova Minerals General Manager, Joseph Cavatoni, Head of U.S. Public Policy at the World Gold Council, Christopher Gerteisen, Nova Minerals CEO, Celeste Maloy, (R-UT), and Pete Stauber (R-MN) at the Whiskey Bravo camp site

Figure 2. Left to right. Brian Babin, (R-TX), Christopher Gerteisen Nova Minerals CEO, and Jeff Hurd, (R-CO), standing beside two massive stibnite boulders

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a U.S. domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in 2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

For further information:

Nova Minerals:	Media:	Investor Relations:

Craig Bentley	Jenna Shinderman	Dave Gentry, CEO
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Ph: 1-720-550-4223	Ph: 1-631-918-4047	Ph: 1-407-644-4256
E: craig@novamineralscorp.com	E: jenna.shinderman@sodali.com	E: NVA@redchip.com